TO OUR SHAREHOLDERS:


     The annual meeting of the shareholders of Evergreen
Bancshares, Inc., will be held at 6:30 p.m., Friday, December 20,
1996 in the Conference Room at the Northeast Branch Office of
Guaranty National Bank of Tallahassee, 1827 Capital Circle N.E.,
Tallahassee, Florida.

     Enclosed is a Notice of the meeting, a Proxy Statement, a proxy form, a copy of the company's December 31, 1995 Form 10-KSB which is our annual report and contains audited financial statements and the Company's quarterly reports on Form 10-QSB for the first, second and third quarters of 1996. We hope that you will study the enclosed material carefully and attend the meeting in person.

     Whether you plan to attend the meeting or not, please sign and date the enclosed proxy form and return it in the accompanying envelope as promptly as possible. The proxy may be revoked by your vote in person at the meeting, by your execution of a later dated proxy, or by your giving written notice of revocation to the Secretary of Evergreen Bancshares, Inc., at any time prior to the voting thereof.

     Thank you for your support.


                                      Sincerely,




                                      Linda C. Alexionok
                                      Corporate Secretary

December 9, 1996

LCA/shm


                   EVERGREEN BANCSHARES, INC.

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD DECEMBER 20, 1996

NOTICE IS HEREBY GIVEN, that the Annual Meeting of Shareholders of Evergreen Bancshares, Inc. will be held at the Northeast Branch Office of Guaranty National Bank of Tallahassee, 1827 Capital Circle N.E., Tallahassee, Florida, on December 20, 1996 at 6:30 p.m. for the following purposes:

     1. To fix the number of Directors to be elected at 5 and to elect Directors for the ensuing year.

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed December 9, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of Common Stock of record at the close of business on that date will be entitled to vote at the Annual Meeting or at any adjournment thereof. A complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of each shareholder, shall be open to examination by any shareholder at Evergreen's principal office at 111 South Monroe Street, Tallahassee, FL 32301 during ordinary business hours for any purpose germane to the meeting. The list will be open for a period of 10 days prior to the meeting.

Shareholders are requested to date, fill in, sign, and promptly return the enclosed proxy. Those planning to attend the meeting may vote in person if they so desire, even if they have previously sent in their proxies. A proxy may be revoked at anytime prior to the voting thereof. All shareholders of Evergreen Bancshares, Inc. are cordially invited to attend the meeting in person.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters to be acted upon at the Annual Meeting.


                          By Order of the Board of Directors




                          Linda C. Alexionok
                          Corporate Secretary

Dated: December 9, 1996
LCA/shm

                        IMPORTANT NOTICE
  Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed Proxy as soon as possible in the postage paid envelope provided.


                   EVERGREEN BANCSHARES, INC.
                       1996 ANNUAL MEETING
                         PROXY STATEMENT


     This Proxy Statement is furnished to the shareholders of Evergreen Bancshares, Inc. (the "Company" or "Evergreen") in connection with the solicitation by the Company's management, by order of the Board of Directors, of proxies for use at the Annual Meeting of Shareholders to be held on December 9, 1996, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting.

     The enclosed proxy is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have his shares voted by proxy even if he attends the Annual Meeting. The proxy may be revoked by the person giving it at any time before it is exercised, by notice to the Secretary of the Company, by submitting a proxy having a later date, or by such person appearing at the Annual Meeting and electing to vote in person. All shares of Common Stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted at the Annual Meeting. The execution of a proxy will in no way affect a shareholders right to attend the Annual Meeting and vote in person.

     Holders of Common Stock of record at the close of business on December 9, 1996 will be entitled to vote at the Annual Meeting and at any adjournment thereof. At the close of business on that date, the Company had issued and outstanding 1,017,434 shares of Common Stock. In the election of directors, and in deciding all other questions at meetings of shareholders, each shareholder shall be entitled to one vote on each share of stock held by him. The cost of soliciting proxies will be borne by Evergreen. In addition to the use of the mails, proxies may be solicited by personal contact or telephone. If applicable, banks, brokers, nominees or fiduciaries will be required to forward the soliciting material to the principals and to obtain authorization for the execution of proxies. Evergreen, will, upon request, reimburse banks, brokers, and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to the principals.


          VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     As of December 9, 1996 the record date for the Annual Meeting, Evergreen had issued and outstanding 1,017,434 shares of Common Stock held by 127 shareholders. In addition, as of that date, 57,980 shares of Common Stock were subject to options pursuant to Evergreen's Incentive Stock Option Plan. There are currently 1,250,000 shares of Common Stock authorized.


Principal Shareholders

     The following table sets forth certain information concerning the only person(s) known to the Company who may be considered a beneficial owner of more than 10% of the outstanding shares of Company stock as of December 9, 1996.

              Shares of Evergreen Bancshares, Inc.
            Beneficially owned as of December 9, 1996

                                           Shares                Percent
    Name & Address                   Beneficially owned       of Class (1)

    David A. Barrett                       320,858               31.54%
    2120 Hill N Dale Road North
    Tallahassee, FL 32301


     (1) outstanding shares represent the 1,017,434 shares of Company Common Stock outstanding on December 9, 1996 increased by the 57,980 shares subject to the stock option plans discussed herein. The percentages indicated are calculated assuming the issuance of shares of Common Stock pursuant to the stock option plan discussed herein.

Section 16(a) Beneficial Ownership Reporting Compliance

     Under the federal securities laws, the Company's directors, officers and persons holding more than 10% of the Company's Common Stock are required to report, within specified monthly and annual due dates, their initial ownership of Common Stock and all subsequent acquisitions, dispositions or other transfers of beneficial interests therein, if and to the extent reportable events occur which require reporting by such due dates. The Company is required to describe in this proxy statement whether, to its knowledge, any person required to file such a report may have failed to do so in a timely manner. In this regard, the Company is not aware of any untimely filing.


Stock Ownership of Management

     The following table sets forth the number of shares of the Company's Common Stock beneficially owned on December 9, 1996 by all directors and executive officers of the Company and the percentage of the Company's outstanding shares owned by such group:


Beneficial Owners                        Shares                     Percent
Name & Address                     Beneficially owned (1)        of Class (2)

David A. Barrett                         320,858                    31.54%
2120 Hill N Dale Road North
Tallahassee, FL 32301

Anthony L. Bajoczky                       93,074                     9.15%
125 N Franklin Boulevard
Tallahassee, FL 32301

Kenneth C. Fuqua                          94,843                     9.32%
3136 Lonnbladh Road
Tallahassee, FL 32308

Vernon E. Sanders                         10,069                     0.99%
5465 Sombra Del Lago Drive
Tallahassee, FL 32303

Frederic Q. Vroom, MD                     92,555                     9.10%

2801 Edenderry Drive
Tallahassee, FL 32308

Linda C. Alexionok                         5,250                     0.04%
2212 Woodlawn Drive
Tallahassee, FL 32303

Joseph A. Torre                                0                        0%
3208 Glenhaven Terrace
Tallahassee, FL 32312

All Directors and Executive              621,649                    60.62%
Officers as a group                      (3)


     (1) Includes the following shares subject to exercisable stock options; Ms. Alexionok 4792 shares

     (2) Outstanding shares represent the 1,017,434 shares of Company Common Stock outstanding on December 9, 1996, increased by the 57,980 shares subject to the stock option plans discussed herein. The percentages indicated are calculated assuming the issuance of shares of Common Stock pursuant to the three stock option plans discussed herein.

     (3) Includes 15,197 shares owned by Tallahassee Neurological Associates Profit Sharing Plan in which director Vroom has an interest. Includes 2,500 shares owned by Dr.
          Vroom's son, Robert Frederic Vroom.


                      ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the number of Directors to be elected at the Shareholders Meeting will be determined by resolution of the Board of Directors or the Shareholders. A resolution will be offered at the Meeting fixing the number of Directors at five (5).

     Provided a quorum is present, directors will be elected by the affirmative vote of not less than a majority of all shares present in person or represented by proxy at the Meeting.

     The proxy solicited hereby cannot be voted for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement.

     Nominations for election to the Board of Directors may be made by any shareholder entitled to vote for the election of Directors. Any such nomination shall contain the following information; (I) the name and address of the proposed nominee; (ii) the principal occupation of the nominee; (iii) total number of shares of common stock that to the knowledge of the nominating shareholder will be voted for the proposed nominee; (iv) the name and residence address of each nominating shareholder; (v) the number of shares of common stock owned by the nominating shareholder; (vi) the total number of shares of common stock that to the knowledge of the nominating shareholder are owned by the proposed nominee; (vii) the signed consent of the proposed nominee to serve, if elected. Such nomination shall be mailed or delivered to the Secretary of the Company not later than the close of business on the seventh day following the day on which the Notice of Meeting was mailed. Nominations not made in accordance herewith may be disregarded by the chairperson of the meeting, and upon the chairperson's instructions the vote tellers may disregard all votes cast for each such nominee. If, at the time of the Annual Meeting of Shareholders, any of the nominees named in the Proxy Statement should be unable or decline to serve as a director, the proxies are authorized to be voted for such substitute nominee or nominees as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve as a director. The Board of Directors recommends that shareholders grant authority to vote in favor of all of the nominees.

     Set forth below are the names of the nominees for election to the Board of Directors and certain information furnished by such nominees to the Company concerning themselves. The persons named below will be nominated for election to serve until the 1997 Annual Meeting of the Shareholders.

     It is the intention of the persons named in the proxy to vote "for" the resolution establishing the number of Directors at five (5) and "for" the election of these five (5) nominees:


               NOMINEES FOR THE BOARD OF DIRECTORS

Name, Age and Year        Shares of       Position and Offices       Present and Principal
Became Director or      Company Stock        Held Evergreen              Occupation for
Executive                 Owned (1)         and Subsidiaries              for Last Five
Officer(4)(5)                                                                  Years

Anthony L. Bajoczky         97,598        Director, EBI/GNB          Attorney, Bajoczky &
49,    July 90                                                       Fourier, PA

David A. Barrett *         266,026        Chairman, EBI              Attorney, Barrett Hoffman
47,    July 90 (3)                        Director, EBI/GNB          & Hall, PA; Chairman of the
                                                                     Board of the Company and
                                                                     Vice Chairman of the Board
                                                                     of Guaranty National Bank

Kenneth C. Fuqua            84,116        Director, EBI/GNB          President, State Securities
54,    July 90                                                       Corp.

Vernon E. Sanders*           9,285        Treasurer, EBI             CPA, Catledge, Sanders
56,    July 90                            Director, EBI/GBN          & Sanders; Treasurer of
                                                                     the Company

Frederic Q. Vroom, M.D.     65,303 (2)    Director, EBI/GNB          Medical Coordinator for
60,    July 90                                                       Drug Research, Neuroscience
                                                                     Center, TMRMC, Tallahassee,
                                                                     FL; President, Tallahassee
                                                                     Neurological Clinic until
                                                                     1994


* Indicates that the nominee is also an Executive Officer of the Company.

(1) As of December 9, 1996; excludes shares that are subject to presently exercisable stock options.
(2) Excludes 15,197 shares held by Tallahassee Neurological Associates Profit Sharing Plan in which he has an interest; includes 61,393 shares held jointly with Peggy Joyce Cox Vroom.
(3) Rica Barrett is the spouse of David A. Barrett. Mr. Barrett disclaims beneficial ownership of her shares.
(4) By virtue of serving as Directors of the wholly owned subsidiary, Guaranty National Bank, the following persons are considered associates:

     Rica A. Barrett, 51      101,674   Director, Guaranty      Horse Breeder/
                                        National Bank           Farmer

     Wilma B Lauder, 55         8,238   Director, Guaranty      Compliance Management,
                                        National Bank           State Housing Agency

     Marilyn B. Newton, 66     39,097   Director, Guaranty      Realtor Associate,
                                        National Bank           Retired Teacher
                                                                and Investor

(5) Linda C. Alexionok and Joseph A. Torre, Corporate Secretary and Assistant Treasurer respectively, are also considered associates of the above nominees.


     In the event that any of the forenamed persons nominated as a Director is unable to serve, the proxies in the accompanying form will be voted for the remaining nominees and for substitute nominees. Management has no reason to anticipate that this will occur.

     At the 1995 Annual meeting, stockholders also elected as Directors the following: Thomas L. Collier (who resigned in 1996); Robert W. Minnick, Jr. (who resigned in 1996); and Richard A.
Altobellis (who passed away in 1996).


Board Of Director Meetings

     During 1995, the Board of Directors of the Company held 3 Board Meetings. The only committee of the Board of Directors is the Joint Executive Planning Committee which consists of the Board members of the Evergreen Bancshares, Inc. and Guaranty National Bank. All of the Company's directors attended at least 75% of the Board meetings and meetings of the committee on which they served except former director Richard A. Altobellis who had been ill and unable to travel. Mr. Altobellis passed away in January of 1996.

Other Matters

     Provided a quorum is present, your proxy is also solicited to vote on any other matters which may properly come before the meeting. While management is unaware of any such matters, it is the intention of the persons named in this proxy to vote the shares represented by them in accordance with the wishes of the Company's Board of Directors.

          EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

     Executive officers are elected annually by the Board of Directors following the Annual Meeting of Shareholders to serve for a one year term and until their successors are elected or appointed and qualified. The following table sets forth the name of each of the executive officers of the Company and all positions and offices held with the Company or its subsidiary.

Name                         Information about the Executive Officers

David A. Barrett             Chairman of the Board of the Company.  Vice
                             Chairman of the Board of Guaranty National
                             Bank.  He is 47 and an attorney by profession.

Vernon E. Sanders            Treasurer of the Company.  Chairman of the Board
                             of Guaranty National Bank. He is 56 and an accountant by profession.

Linda C. Alexionok(2)        Corporate Secretary of the Company.  Acting
                             President/CEO Of Guaranty National Bank. She is 42. Previously Senior Vice President/
                             Operations, Guaranty National Bank

Joseph A. Torre              Assistant Treasurer of the Company.  Financial
                             Officer of Guaranty National Bank.  He is 47.


None of the executive officers of the Company receive a salary or other compensation, other than board of director or committee fees, from the Company.

Mr. William L. Sutton resigned effective March 31, 1996. He had been elected Vice President of the Company on November 9, 1994 and President of the Company's subsidiary bank, Guaranty National Bank, on May 19, 1994. Mr. Robert W. Minnick, Jr. resigned effective October 17, 1996. He had served as President/CEO of the Company and CEO of the Company's subsidiary bank for more than the past five years.

Officer Compensation Policy

     The subsidiary Bank's Personnel & Compensation Committee annually reviews all salary, benefits and other compensation plans of the subsidiary Bank's officers. The officer compensation policy is designed to provide competitive levels of compensation that integrate officer compensation with the Bank's annual and long-term performance goals, reward above-average bank performance, and assist the Bank in attracting and retaining qualified officers. Officer compensation is reviewed by the Committee relative to peer group officer compensation using independently gathered data obtained from sources such as the Florida Bankers Association and Sheshunoff Information Services. During the past three years, the Bank's compensation packages (base salary, performance bonus and stock options) have increasingly been weighted toward programs that are based on the Bank's level of both short and long-term growth and performance, as opposed to non-growth or restoration programs. As a result, an officer's actual level of compensation in any particular year is "at risk", i.e., it may be above or below those of the Bank's competitors, depending on performance. The performance driven bonus plans were expanded in 1993 to include other senior officers of the Bank. The Committee believes that the mix of conservative officer salaries coupled with cash incentives in the form of bonuses for both short and long-term performance, and the potential for equity ownership through stock options, represents a positive balance that will motivate the management team to continue to produce the type of results the Bank has achieved the past three years. It is also felt that this program balances the needs of the bank in operating its overall business and providing appropriate rewards to management based on increased shareholder value. The senior management incentives are generally earned only if certain bank objectives, such as return on equity and return on asset targets, growth targets, and earnings per share targets set by the Board of Directors are met.

Executive Compensation

     The following table shows for each of the last three fiscal years of the Company the compensation paid to the Company's CEO and Vice President, both of whom resigned in 1996. No other executive officer received an annual salary and bonus in excess of $100,000.


                                            Other                   Securities
                                            Annual    Restricted    Underlying            All Other
Name & Principal                            Compen-      Stock       Options/     LTIP    Compensa-
   Position           Salary     Bonus     sation(1)     Awards         SARs     Payouts     tion
 Position

Robert W. Minnick,
  Jr., CEO

1995                 $120,000   $30,000      $4,700     $     0       $     0    $     0   $1,473
1994                  120,000    30,000       5,050           0        22,566          0    1,473 (2)
1993                   85,000    56,000       3,250           0         7,525          0    1,473 (2)

William L. Sutton,
  Vice President

1995                 $100,000   $     0      $4,700     $     0       $     0    $     0   $    0
1994                   71,356    10,000           0           0             0          0        0


(1)  Represents cash compensation paid for meeting fees.

(2) The amount shown reflects amounts accrued for Mr. Minnick's account for premiums paid by the Company on a term life insurance policy owned by Mr. Minnick. It does not include premiums paid by the Company on a term life insurance policy of which the Company is the owner and beneficiary.


     The Company granted no stock appreciation rights or stock options to these officers in 1995.

The following table shows, for the executive officers listed above, certain information relating to options exercised during the last fiscal year.

                                                       Number of        Value of
                                                       Securities       Unexercised
                                                       Underlying       Options in
                           Shares                      Options at       the Money at
                           Acquired      Value         FY End           FY End
                           on            Realized      Exercisable/     Exercisable/
       Name                Exercise      (1)           Unexercisable    Unexercisable
Robert W. Minnick, Jr.
12/29/95                   1,333          10,664          30,600           $253,600

William L. Sutton              0               0               0                  0


(1) Based on assumed value of $20.00 per share. There is no active market for the Company's stock.


The Company has no long-term incentive plans.

None of the executive officers of the Company receive a salary or other compensation, other than board of director or committee fees, from the Company. During 1995, Mr. Minnick and Mr. Sutton received salaries from the Company's subsidiary bank where they served as CEO and President, respectively. Director and committee fees paid by the Company's subsidiary bank during 1995 to Messrs. Barrett, Minnick, Sutton and Sanders were $13,700, $4,700, $4,700 and $14,150, respectively. Directors of the Company received a fee of $400 per Board meeting attended, and directors of the Bank receive a fee of $400 per Board meeting attended which was suspended in November, 1995. Committee members are paid $150 per committee meeting attended which was suspended in November, 1995.

Other Benefit Plans

     Other than the compensation plans previously discussed, neither the Company nor its subsidiary bank have retirement or pension plans for employees, officers or directors. Hospitalization, major medical, disability, dental and term life insurance is provided for all employees and officers of the Company's subsidiary Bank. Dependent coverage is paid by the employee or officer. The Company's subsidiary Bank has adopted a 401(K) Plan which was implemented in 1994. The plan offers benefits for all eligible employees of the subsidiary Bank who have completed one year of service. The matching contributions made by the Bank are determined by a schedule based on a comparison of the Bank's net income for the year to targets established by the Personnel & Compensation Committee. If the minimum net income target is not achieved, no performance match will be made for that year. 401 (K) Plan deferrals are held in trust for the account of the participant and invested in a variety of investment options at the participant's direction. 401 (K) Plan benefits are deferred and generally will be paid at termination of employment or retirement.


         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

     Messrs. Barrett, Sanders and Mrs. Barrett, together with Mrs. Newton, served as members of the Personnel & Compensation Committee of the subsidiary Bank throughout 1995. During 1995, the Company's subsidiary Bank engaged in customary banking transactions and had outstanding loans to certain of the Company's directors, including Messrs. Barrett, Sanders and Fuqua and Mrs. Newton, executive officers, their associates and members of their immediate families of such directors and executive officers. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates, as those prevailing at the time for comparable transactions with others. In the opinion of management, these loans do not involve more than the normal risk of collectibility or present other unfavorable features. The law firm of Barrett, Hoffman, and Hall, of which Mr. Barrett is a partner, provided legal and other services to the Company's subsidiary Bank during 1995. Legal and related fees paid to the law firm by the subsidiary Bank during 1995 were $30,119. This amount does not include fees paid by customers of the Bank directly to the law firm. In addition to the fees paid to the law firm for legal and related services, the subsidiary Bank during 1995 paid an affiliate of the law firm $14,400 for yard and external maintenance on four of the Bank's seven office locations. The fees paid by the subsidiary Bank did not exceed 5% of the law firm's gross revenue for the last full fiscal year. Management of the Company believes that the transactions with the law firm were at substantially similar terms to those which could have been obtained from unaffiliated parties.

     The Company's subsidiary Bank currently leases office space for several of its offices from certain partnerships and individuals affiliated with the Company. These lease agreements, which began in 1990 and have varying terms, provide that the Company's subsidiary Bank will pay, in the aggregate, $621,284 per annum subject to certain CPI adjustments. A discussion of the leases follows below.

     In June 1990, the Company's wholly-owned subsidiary bank entered into a lease agreement with Guaranty Bank Real Estate Partnership (a partnership comprised of directors Altobellis, Bajoczky, D. Barrett, Collier, Fuqua, and Vroom) to lease a branch bank location at 1827 Capital Circle, N.E., Tallahassee, Florida. The agreement provided for, among other things, the lease of 3,931 square feet at an annual lease payment of $44,400 (subject to certain adjustments), or $11.29 per sq. ft., for a 5-year initial term, with three 5-year renewal period options. In June 1995, the Bank executed its first five year renewal option. In October, 1990, the bank leased an additional 600 sq.ft. for use as a conference room upon the same lease terms and conditions as the lease executed in June, 1990, and in January 1992, the bank leased an additional 663 sq. ft. in the building for use as a Real Estate Loan Department upon the same lease terms and conditions as the lease executed in June 1990. The total lease payments made by the subsidiary Bank to the Partnership during 1995 amounted to $75,654. Management of the Company believes that the transactions with the partnership were on substantially similar terms to those which could have been obtained from unaffiliated parties.

     In July 1992, the Company's wholly-owned subsidiary bank entered into a lease agreement with 2613 South Monroe Real Estate Partnership, a Florida General Partnership (a partnership comprised of directors D. Barrett and Vroom) to lease the Guaranty National Bank Operations Center located at 2613 South Monroe, Tallahassee, Florida. The agreement provided for, among other things, the lease of 4,131 sq. ft. on the 2nd floor at an annual lease payment of $37,200 (subject to certain adjustments) or $9.01 per sq. ft. for a 5-year initial term, with three 5-year renewal period options.
In December, 1993, the bank exercised its option under the original lease agreement to lease an additional 5,737 sq.ft. in the building for use as a branch location. The agreement provided for, among other things, the lease of the first floor of the building for an annual lease payment of $67,200 (subject to certain adjustments) or $11.71 per sq.ft. The total lease payments made by the subsidiary bank to the Partnership during 1995 amounted to $119,992. Management of the Company believes that the transactions with the partnership were on substantially similar terms to those which could have been obtained from unaffiliated parties.

     In November 1993, the subsidiary Bank acquired the Downtown office of Anchor Savings Bank, FSB and assumed the existing lease agreement between Anchor and David A. Barrett and Eric S. Hoffman. The agreement provides for, among other things, the lease of approximately 6,000 sq.ft. at an annual lease payment of $120,000 or $20.00 per sq.ft. Also included in the lease agreement are 20 parking spaces for customer and employee use at an annual parking fee of $14,400, and a covered drive-thru facility. The term of the lease is for a period of five years dating from February 7, 1992, and includes an option to renew for two consecutive five-year renewal periods. In April 1994, the subsidiary Bank exercised its option under the original lease to lease the 2nd floor for use of the Bank and the Company. The agreement provides for, among other things, the lease of approximately 6,248 sq. ft. at an annual lease payment of $121,968 or $21.00 per sq. ft. The total lease payments made by the subsidiary Bank to David A. Barrett and Eric S. Hoffman during 1995 amounted to $305,645. Management of the Company believes that the transactions with Messrs Barrett and Hoffman were on substantially similar terms to those which could have been obtained from unaffiliated parties.

     There were no other business relationships with any director, executive officer, their associates and members of the immediate families of such directors and executive officers under which the Company has made or proposes to make payments for property or services in excess of 5% of the Company's gross revenues for the last full fiscal year or 5% of the other entities consolidated gross revenues for the last full fiscal year.


                      SHAREHOLDER PROPOSALS

     Shareholders who desire to submit proposals to the Company's shareholders at the 1997 Annual Meeting must submit such proposals so that they are received by the Company no later than February 15, 1997 in order to be considered for inclusion in the company's 1997 proxy materials. Such shareholder proposals as well as any questions relating thereto, should be submitted Evergreen Bancshares, Inc., 111 South Monroe Street, Tallahassee, FL 32301,
ATTN: Secretary.

                      VOTING AT THE MEETING

     Each shareholder of record at the close of business on December 9, 1996 is entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Each share of the Company Common Stock entitles the holder of one vote on any matter coming before a meeting of shareholders of the Company. On December 9, 1996, the record date for the Annual Meeting, there were 1,017,434 shares of Company Common Stock outstanding.

     A majority of the shares entitled to vote constitutes a quorum at a meeting of the shareholders. The presence of a quorum either in person of by proxy and the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting is required for all actions. If a quorum is present, the vote of a plurality of the votes cast by the shares entitled to vote shall be necessary for the election of Directors; therefor, abstention and broker non-votes will not be counted.

     The Board of Directors knows of no other matters which will be brought before the Annual Meeting. If such other matters are properly introduced, the persons named in the enclosed proxy will vote on such matters as the Board recommends.

                ADDITIONAL INFORMATION AVAILABLE

     The exhibits to the Form 10-KSB and Forms 10-QSB delivered with this proxy statement were not included. Copies of such exhibits, referenced in the Forms, are available from the Company at a fee of 25 cents per page copy charge. Such exhibits are also available at the SEC's EDGAR Internet web site.


Dated: December 9, 1996

                     APPENDIX: FORM OF PROXY

                   EVERGREEN BANCSHARES, INC.

     PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR 1996 ANNUAL
            MEETING OF SHAREHOLDERS DECEMBER 20, 1996

     The undersigned hereby appoints Michelle G. Pullam and S. Heather McKenna (none of whom are officers or employees of the Company) and each of them, proxy or proxies of the undersigned, with power of substitution, to vote all shares of stock of the Company held by the undersigned which are entitled to be voted at the Annual Meeting of Shareholders on December 9, 1996, and any adjournments, as effectively as the undersigned could do if personally present; provided that said proxies are authorized and directed to vote as indicated below:

     (1)  Fixing the number of Directors to be elected at 5.

          FOR__________AGAINST__________ABSTAIN__________

     (2) The election of the following to serve as Directors until the 1997 Annual Meeting of Shareholders:

          Mr. Anthony L. Bajoczky

          FOR__________AGAINST__________ABSTAIN__________

          Mr. David A. Barrett

          FOR__________AGAINST__________ABSTAIN__________

          Mr. Kenneth C. Fuqua

          FOR__________AGAINST__________ABSTAIN__________

          Mr. Vernon E. Sanders

          FOR__________AGAINST__________ABSTAIN__________

          Frederic Q. Vroom

          FOR__________AGAINST__________ABSTAIN__________

     (3) In the discretion of the Board of Directors, for or against, any other motions which may properly come before the Meeting, Management being unaware of any other matters.

          FOR__________AGAINST__________ABSTAIN__________

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED IN
THE SPACES PROVIDED ABOVE, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED AS DIRECTED BY THE BOARD OF DIRECTORS WITH RESPECT TO EACH OF THE PROPOSALS.

The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement dated December 9, 1996, and ratifies all that the aforesaid attorneys or proxies, or any of them, or their substitutes, may lawfully do by virtue hereof, and revokes any proxies heretofore given by the undersigned to vote at said Annual Meeting or adjournments(s).

Dated:________________________     ________________________________________
      (Please date this proxy)             Signature of Shareholder

                                   ________________________________________
                                           Signature of Shareholder

Please sign in the exact manner in which your name appears on your stock certificate. If shares are held jointly, each joint owner must sign. When signing as attorney, executor, administrator, trustee, or guardian please give your full title as such. A corporation must sign in full corporate name by its president or other authorized officer. A partnership must sign in partnership name by an authorized person.